Execution Version

WARRANT GUARANTEE

THIS WARRANT GUARANTEE (this “Guarantee”), dated as of September 1, 2023, is entered into among Barclays Bank PLC (the “Dealer”), through its agent Barclays Capital Inc. (“Agent”), NuVasive, Inc. (the “Company”) and Globus Medical, Inc. (the “Parent”).

WITNESSETH

WHEREAS, the Dealer and the Company have executed and delivered a Confirmation and a related side letter dated as of February 26, 2020, pursuant to which the Company sold to the Dealer, and the Dealer purchased from the Company, warrants entitling the Dealer to purchase shares of Company common stock, par value USD 0.001 per share (the “Confirmation”);

WHEREAS, under the terms of the Agreement and Plan of Merger, dated as of February 8, 2023 (the “Merger Agreement”), by and among  the Company, the Parent and Zebra Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Parent (“Merger Sub”), at the effective time of the merger transaction contemplated by the Merger Agreement (the “Effective Time”), Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of the Parent, and each Share (as defined in the Confirmation) issued and outstanding immediately prior to the Effective Time (other than certain excluded shares as described in the Merger Agreement) will be cancelled and converted into the right to receive 0.75 fully paid and non-assessable shares of Class A common stock of the Parent, USD 0.001 par value per share, and the right to receive cash in lieu of fractional shares;

WHEREAS, the Dealer and the Company have entered into a Warrant Amendment Letter Agreement, dated as of September 1, 2023 (the “Warrant Amendment”), amending the Confirmation in connection with the transactions contemplated by the Merger Agreement; and

WHEREAS, the Parent wishes to become a guarantor (in such capacity, the “Guarantor”) of all obligations of the Company under the Confirmation, as amended by the Warrant Amendment (the “Amended Confirmation”);

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the Parent and the Company for the benefit of the Dealer agree as follows:

ARTICLE 1

GUARANTEE

Section 1.01. Guarantee of Payment and Performance.  The Parent, as the Guarantor, hereby absolutely, irrevocably and unconditionally guarantees the full and complete payment and performance of all obligations of the Company to the Dealer under the Amended Confirmation to the same extent as if the Parent were the Seller (as defined in the Amended Confirmation) thereunder.  The Guarantor’s obligations hereunder shall remain in full force and effect until this Guarantee shall have been fully and completely performed.  If at any time any performance of this Guarantee is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Guarantor, the Company or otherwise, the Guarantor’s obligations hereunder with respect to such performance shall be reinstated as though such performance had been due but not made at such time. The parties agree that in connection with the performance of its obligations hereunder, the Guarantor shall be entitled to all rights of the Seller under the Amended Confirmation.

Section 1.02. No Collateral; No Setoff.  Notwithstanding any provision of the Amended Confirmation, this Guarantee or any other agreement between the parties to the contrary, the obligations of the Guarantor hereunder are not, and shall not be, secured by any collateral. Each party waives any and all rights it may have to set off obligations arising under the Amended Confirmation, this Guarantee and the Transaction against other obligations between the parties, whether arising under any other agreement, applicable law or otherwise.

#97249024v1

Section 1.03. Status of Claims in Bankruptcy.  Dealer acknowledges and agrees that this Guarantee is not intended to convey to Dealer rights against Parent with respect to the Transaction that are senior to the claims of common stockholders of Parent in any United States bankruptcy proceedings of Parent or the Company; provided that nothing herein shall limit or shall be deemed to limit Dealer’s right to pursue remedies in the event of a breach by Parent of its obligations and agreements with respect to the Transaction; provided further that nothing herein shall limit or shall be deemed to limit Dealer’s rights in respect of any transactions other than the Transaction.

Section 1.04. Taxes.   All payments hereunder shall be subject to Section 2(d) of the Agreement (as defined in the Amended Confirmation), as modified by the Amended Confirmation.  For purposes of interpreting such Section as incorporated herein, (i) the words “this Agreement” in such Section shall be deemed to refer to this Guarantee, (ii) any references in such Section to defined terms shall have the same meanings as defined in the Agreement, except that for purposes hereof (A) all references in such defined terms to the words “this Agreement” shall be deemed to be references to this Guarantee, and (B) the references in such defined terms to the words “or a Credit Support Document” shall be deemed to be deleted, (iii) the words “Section 2(d)” in such Section shall be deemed to refer to such Section as incorporated herein, and (iv) other references in such Section to Sections of the Agreement shall continue to refer to such Sections. For the avoidance of doubt, the obligation of Guarantor under this Section 1.04 shall include the obligation to pay to the Dealer such additional amounts as may be necessary to ensure that the net amount actually received by the Dealer from the Guarantor is equal to the amount that the Dealer would have received had payments been made by the Company.

Section 1.05. Certain Waivers by Guarantor.  The Parent, as the Guarantor, hereby waives (i) any defense based on any claim that the Guarantor’s obligations exceed or are more burdensome than those of the Company, (ii) the benefit of any statute of limitations affecting the Guarantor’s liability hereunder and (iii) any right to require the Dealer to proceed against the Company or pursue any other remedy in the Dealer’s power whatsoever.  The Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the guaranteed obligations, and all notices of acceptance of this Guarantee or of the existence, creation or incurrence of new or additional guaranteed obligations.

Section 1.06. Obligations Independent. The obligations of the Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the guaranteed obligations of the Company, and a separate action may be brought against the Guarantor to enforce this Guarantee whether or not the Company or any other person or entity is joined as a party.

Section 1.07. Effectiveness.  Following the execution and delivery of this Guarantee by each of the Parent and the Company, this Guarantee shall become effective upon effectiveness of the Warrant Amendment.

ARTICLE 2

MISCELLANEOUS

Section 2.01. Mutual Representations and Warranties.  Each of the Parent and the Company represents to the Dealer that:

(a) It is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing.

(b) It has the power to execute this Guarantee and any other documentation relating to this Guarantee to which it is a party, to deliver this Guarantee and any other documentation relating to this Guarantee that it is required by this Guarantee to deliver and to perform its obligations under this Guarantee and has taken all necessary action to authorize such execution, delivery and performance.

2

#97249024v1

(c) Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets.

(d) To the knowledge of such party, no consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required in connection with the execution, delivery or performance by such party of this Guarantee, except such as have been obtained or made and such as may be required under the Securities Act or state securities laws.

(e) Its obligations under this Guarantee constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, fraudulent conveyance, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law) and except that rights to indemnification and contribution may be limited by federal or state securities laws or public policy relating thereto).

Section 2.02. Role of Agent.  Each of Dealer, Company and Parent acknowledges to and agrees with the other party hereto and to and with the Agent that (i) the Agent is acting as agent for Dealer under this Guarantee pursuant to instructions from such party, (ii) the Agent is not a principal or party to this Guarantee, and may transfer its rights and obligations with respect to this Guarantee, (iii) the Agent shall have no responsibility, obligation or liability, by way of issuance, guaranty, endorsement or otherwise in any manner with respect to the performance of either party under this Guarantee, (iv) Dealer and the Agent have not given, and each of Company and Parent is not relying (for purposes of making any investment decision or otherwise) upon, any statements, opinions or representations (whether written or oral) of Dealer or the Agent, other than the representations expressly set forth in this Guarantee, and (v) each party agrees to proceed solely against the other party, and not the Agent, to collect or recover any money or securities owed to it in connection with this Guarantee.  Each party hereto acknowledges and agrees that the Agent is an intended third party beneficiary hereunder.  Each of Company and Parent acknowledges that the Agent is an affiliate of Dealer. Dealer will be acting for its own account in respect of this Guarantee.

Section 2.03. Continuing Guarantee; Provisions Binding on Successors. This Guarantee shall remain in full force and effect and shall be binding on each party and their respective successors and assigns until the obligations under the Amended Confirmation have been performed in full.

Section 2.04. Counterparts.  This Guarantee may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all of the signatures thereto and hereto were upon the same instrument.

Section 2.05. Governing Law.  This Guarantee and all matters arising in connection with this Guarantee shall be governed by, and construed in accordance with, the law of the State of New York (without reference to its choice of law doctrine).

Section 2.06. Defined Terms.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Amended Confirmation.

Section 2.07. Headings.  The section headings herein are for convenience only and shall not affect the construction hereof.

[The remainder of this page is intentionally left blank]

3

#97249024v1

IN WITNESS WHEREOF, the parties hereto have caused this Guarantee to be duly executed as of the date first written above.

NUVASIVE, INC.

By: [signature]
Name: Matthew K. Harbaugh
Title: Executive Vice President and Chief Financial Officer

GLOBUS MEDICAL, INC.

By: ______________________
Name:
Title:

[*Signature Page to Warrant Guarantee*]

#97249024v1

IN WITNESS WHEREOF, the parties hereto have caused this Guarantee to be duly executed as of the date first written above.

NUVASIVE, INC.

By: ______________________________
Name:
Title:

GLOBUS MEDICAL, INC.

By: ______________________________
Name: Keith Pfeil
Title: Chief Financial Officer

[*Signature Page to Warrant Guarantee*]

BARCLAYS BANK PLC

Ilya A. Blanter

By: ________________________________

Name:

Title: Authorized Signatory

[*Signature Page to Warrant Guarantee*]